Exhibit 99.1 news release

Ovintiv Announces Achievement of Key Sustainability Milestones

Company Launches New Sustainability Website

DENVER, October 6, 2021 – Ovintiv Inc. (NYSE: OVV) (TSX: OVV) today announced the achievement of several sustainability milestones related to emissions reductions, social responsibility and corporate governance. In addition, the Company has launched a new dynamic sustainability website, highlighting Ovintiv’s data-driven approach to environmental, social and governance (ESG) performance matters.

“Ovintiv is at the forefront of driving innovation to both profitably and sustainably produce oil and gas,” said Ovintiv President and CEO Brendan McCracken. “We are proud to provide the energy the world needs to make modern life possible. Innovating in pursuit of efficiency is what we do best, and that includes continuously improving our environmental, social and governance performance. We are committed to conducting our business in a manner that is ethically, environmentally and socially responsible; an approach which we believe delivers strong financial performance to our shareholders and responsibly-sourced and affordable energy to consumers today and into the future.”

Key highlights of Ovintiv’s recent sustainability achievements:

•	Delivering on 33% methane intensity reduction target in 2021, four years ahead of schedule
•	Expect to achieve greater than 20% reduction in scope 1&2 greenhouse gas (GHG) intensity by year end 2021 compared to 2019
•	Committed to establishing a Scope 1&2 GHG emission intensity target tied to 2022 compensation
•	As of September 1, 2021, the company is fully aligned with the World Bank Zero Routine Flaring by 2030 initiative, nine years ahead of the World Bank’s target
•	Established real-time emissions dashboard across all operations
•	Achieved 7th consecutive safest year ever in 2020 with a Total Recordable Injury Frequency of 0.19
•	Established a social commitment leadership team and published inaugural social commitment framework
•	Broadened the diversity of the Company’s Board of Directors

Said Ovintiv Board Chair, Peter Dea, “We believe that trust starts with transparency, which is why we strive to be a leader in ESG disclosure, having published a sustainability report and ESG performance metrics data since 2005. We value honest dialogue with our stakeholders about key issues and we value making measurable progress on multiple fronts.”

Emissions Reductions

The Company works continuously to reduce the environmental impact of its operations and in 2020 significantly reduced flaring and venting of natural gas across its operations. Ovintiv announced today that it expects to achieve its goal of reducing methane emissions intensity by 33% in 2021 – four years earlier than originally targeted. The Company expects its 2021 methane intensity to be below 0.10 metric tons of methane per thousand barrels of oil equivalent (CH4/MBOE). The target is benchmarked against the Company's 2019 methane intensity of 0.15 metric tons of CH4/MBOE.

In addition, Ovintiv has declared full alignment with the World Bank Routine Flaring Initiative. Ovintiv does not engage in routine flaring by ensuring that natural gas gathering infrastructure is in place for all wells drilled. In 2020, flared and vented natural gas volumes accounted for less than 0.7% of total natural gas sales volumes, down significantly from approximately 1.2% in 2019. The reductions in flaring have continued with year-to-date 2021 flaring and venting at 0.4% of total natural gas sales volumes, representing a reduction of 67% from 2019.The Company has also been working closely with third party midstream providers to reduce emissions.

In 2021, Ovintiv expects to reduce its scope 1&2 GHG emissions intensity by greater than 20% compared to 2019 levels. In 2022, the company plans to further formalize its commitment to emissions reductions by setting a GHG emissions intensity target which will be tied to compensation for all employees.

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Ovintiv has adopted—and continues to adopt—a range of strategies to help reduce emissions from its operations. These best practices include innovative techniques, efficiencies and proven technology, including:

•	Established a real-time dashboard to monitor emissions performance data and drive further improvements
•	On-going, comprehensive Leak Detection and Repair (LDAR) program
•	Electrification of operations proximal to existing, reliable electricity infrastructure and supply
•	Adoption of bi-fuel (natural gas and diesel) technology in drilling and completions operations to reduce emissions and costs
•	Automated gas lift optimization processes to enhance production and reduce well downtime
•	Repair and/or replacement of high-bleed pneumatic devices with low-bleed alternatives

Social Commitment

Underpinning Ovintiv’s social commitment is an ongoing focus on protecting the health and safety of its workforce.  Despite the challenges presented by COVID-19, the Company reported its seventh consecutive safest year ever in 2020, with total recordable incident frequency (TRIF) for both employees and contractors dropping to 0.19 events times 200,000 per total exposure hours.

In late 2020, Ovintiv launched a social commitment leadership team to develop a new social commitment framework for the organization. Data and feedback were gathered from internal and external subject matter experts, community representatives and trade organizations, as well as Ovintiv’s executive leadership team. The resulting framework is rooted in the Company’s foundational values of Trust, Respect, Integrity, Safety and Sustainability. It focuses on three key accountabilities: respecting stakeholders, strengthening communities, and fostering a culture of inclusion.

Ovintiv values and is committed to diversity, equity and inclusion. The Company's corporate governance framework has been revised to further reflect Ovintiv’s commitment to a diverse and inclusive workplace. The Company has offered staff training on unconscious bias, formed an employee resource group to encourage inclusion and networking, conducted staff surveys on inclusion and facilitated sessions with guest speakers on diversity, equity and inclusion at work.

Ovintiv has an active, engaged and independent Board that is diverse by gender, ethnicity, skills and experiences. Since early 2019, the Company has deepened its board diversity, added five new directors, appointed a new independent board chairman and refreshed its committee memberships, including three new committee chairs. In February of 2021, the Board adopted a requirement that candidates of gender and racial or ethnic diversity are sought out and included in its Director search processes, commonly known as the "Rooney Rule".

Ovintiv’s sustainability website can be found on the Company’s website at https://sustainability.ovintiv.com/

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, FLS) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements that relate to the anticipated future activities or expectations of the Company are FLS. FLS in this news release include, but are not limited to: expectations of plans, strategies and objectives of the Company, including planned ESG initiatives; the anticipated success of, and benefits from, technology and innovation; the ability of the Company to meet and maintain certain targets, including with respect to emissions-related and ESG performance; timing of projections and expectation of meeting the targets contained in the Company's corporate guidance; and statements regarding potential shareholder returns. FLS involve certain assumptions and are subject to both known and unknown risks and uncertainties, many of which are beyond our control. These assumptions include: the assumptions contained herein; data contained in key modeling statistics; and expectations and projections made in light of the Company's historical experience. Risks and uncertainties include: our ability to generate sufficient cash flow to meet obligations; commodity price volatility; uncertainties, costs, and risks involved in our operations, including hazards and risks incidental to the drilling, completion, production and transportation of oil, natural gas and natural gas liquids; ability to secure adequate transportation and storage for oil, natural gas and natural gas liquids; potential curtailments of gathering, transportation or refining operations, including resulting storage constraints or widening price differentials; business interruption, property and casualty losses or unexpected technical difficulties; impact of COVID-19 (or other future pandemics or epidemics) to the Company's operations, including maintaining ordinary staffing levels, securing operational inputs, executing on portions of its business and cyber-security risks associated with remote work; counterparty and credit risk; impact of changes in credit rating and access to liquidity, including costs thereof; risks in marketing operations; risks associated with technology; risks associated with lawsuits, governmental

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regulations and regulatory actions, including disputes with partners and our ability to timely obtain environmental or other necessary permits; our ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities; and other risks and uncertainties as described in the Company's Annual Report on Form 10- K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. The above assumptions, risks and uncertainties are not exhaustive. Actual future results may vary materially and adversely from those expressed or implied in our FLS and such statements may not occur. Although the Company believes such FLS are reasonable, FLS should be understood to be only predictions and statements of our current beliefs; they are not guarantees of performance. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

About Ovintiv Inc.

Ovintiv is one of the largest producers of oil, condensate and natural gas in North America. Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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